UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2018

CLAIRE’S STORES, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-8899, 333-148108, 333-175171	59-0940416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 West Central Road

Hoffman Estates, Illinois 60192

(Address of principal executive offices, including zip code)

(847) 765-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 12, 2018, Claire’s Stores, Inc. (the “Company”) and certain of its subsidiaries successfully completed their financial restructuring and emerged from Chapter 11 (the “Emergence”), as their Third Amended Plan of Reorganization, which was previously confirmed by the United States Bankruptcy Court for the District of Delaware, went into effect. The Company issued a press release announcing the Emergence, a copy of which is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Form 8-K and the Exhibit attached hereto shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended.

The Company is a voluntary filer under the rules of the Exchange Act. In connection with the completion of the Company’s financial restructuring and the Emergence, the Company will cease its voluntary reporting with the Securities and Exchange Commission under the Exchange Act as of October 12, 2018.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Claire’s Stores, Inc. Press Release dated October 12, 2018

EXHIBIT INDEX

Exhibit No.	Description

Ex. 99.1	Claire’s Stores, Inc. Press Release dated October 12, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire’s Stores, Inc.

Date: October 12, 2018	By:	/s/ Scott E. Huckins
Scott E. Huckins, Chief Financial Officer

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